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BUSINESSMANAGER AGREEMENT
WITH BUSINESSES AND PROFESSIONALS (Fixed Service Charge)

TO:    _Vast Bank N.A.        FROM: Nave Communications

_110 N Elgin Ste 500        1430 Bradley Lane Ste 196

_Tulsa, Ok 74120        Carrollton, Tx 75007
(the “Financial Institution”)    (the “Business”)

This BusinessManager® Agreement with Businesses and Professionals (“Agreement”) is between Financial Institution and Business and is intended to govern Business’ sale of Accounts, as defined below, to Financial Institution which Accounts arise from the sale of goods or provision of services to Business’ Customers and which Accounts Financial Institution may purchase pursuant to the terms of the Agreement. The accepted terms are as follows:

SECTION 1: DEFINITIONS

1.1“Accounts” means a right to payment of a monetary Obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (ii) for services rendered or to be rendered. The term Account shall include all obligations owing for what is commonly referred to as a receivable.

1.2“Additional Security Documents” means as that term is described in section 4.3.

1.3“Business Judgment” means, in connection with decisions made by Financial Institution, the exercise of such decisions in Financial Institution’s sole and exclusive business judgment and discretion.

1.4“Collateral” means all of Business’s now owned and hereafter acquired Accounts, Chattel Paper, Deposit Accounts, Inventory, Instruments, Documents, Letter of Credit Rights, Commercial Tort Claims, General Intangibles, Supporting Obligations and the Reserve and Reserve Account.

1.5“Complete Termination” occurs upon satisfaction of the following conditions:

1.5.1Payment in full of all Obligations of Business to Financial Institution and Financial Institution’s issuance of a UCC termination statement;

1.5.2If Financial Institution has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Business, acknowledgement from any beneficiaries thereof that Financial Institution or any other issuer has no outstanding direct or contingent liability therein; and

1.5.3Business has executed and delivered to Financial Institution a general release in Section 14 of this document.

1.6“Credit Application” means any Credit Application executed by a Business’ Customer.

1.7“Credit Memo” means a credit memo or similar evidence (whether in written or electronic form) reflecting a deduction to the Face Amount of a Customer’s account with Business, other than a credit arising from a payment.

1.8“Customer” means a person obligated to pay one or more Accounts arising from goods sold or services Business rendered to the Customer, otherwise known as an Account Debtor under the Uniform Commercial Code.

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1.9“Customer Agreement” means any agreement, whether written or verbal, between Business and its Customer evidencing the terms of a sale of goods or rendition of services giving use to an Account.

1.10“Dispute” means any form of Customer Agreement dispute, including, but not limited to, a charge back, act to reject or return goods, alleged deduction, defense, offset, counterclaim or any other act or event in respect to an Account Debtor which may in any way diminish Financial Institution’s ability to fully or timely collect a Purchased Account, whether or not provable or bona fide.

1.11“Exposed Payment(s)” means payments received by Financial Institution from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor’s deposit account within ninety (90) days of the commencement of said bankruptcy case.

1.12“Face Amount” means the outstanding balance of each Account for the price of the sale of goods or provision of services as reflected on an Invoice evidencing an Account offered for sale to Financial Institution.

1.13“Invoice” means each invoice or similar evidence (whether in written or electronic form) of the terms of a non-cash sale of goods or provision of services previously made by Business to a Customer in connection with each Account.

1.14“Net Amount” of an Account means the Face Amount of an Account less the Service Charge.

1.15“Obligations” means all of Business’ monetary and non-monetary Obligations to Financial Institution, whether pursuant to this Agreement, under any note, contract, guaranty, accommodation or otherwise, however and whenever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or later existing or due.
1.16“Purchased Accounts” means all Accounts purchased by Financial Institution under this Agreement.

1.17“Purchase Price” means as that term is described in section 2.2.

1.18“Repurchase Obligations” means the liability of Business to Financial Institution under this Agreement to repurchase any Purchased Account for an amount, on any date, equal to the unpaid Face Amount, plus (if incurred) attorneys’ fees and accrued and unpaid finance charges related to such Purchased Accounts. For the purpose of this Section, any Exposed Payments shall be included as a Repurchase Obligation.

1.19“Reserve” means whatever amount is maintained by Financial Institution in the Reserve Account that may serve to secure Business’ Repurchase Obligations or any other monetary obligations under this Agreement.

1.20“Reserve Account” means an interest bearing Deposit Account maintained by Financial Institution in connection with all Accounts sold to Financial Institution by Business under this Agreement reflecting an amount that is expected to equal the Reserve as established pursuant to Section 2.5 of this Agreement.

1.21“Service Charge” means a discount to the Face Amount of a Purchased Account equal to one and 3/10 percent (1.30%). Business acknowledges that the Service Charge in no event constitutes interest or a similar charge and that the transactions described in this Agreement are not transactions for the use, forbearance or detention of money. The Service Charge has been agreed upon by the parties and represents a reasonable and customary fair market value discount.

Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Uniform Commercial Code (“UCC”).

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SECTION 2: SALE; PURCHASE PRICE; BILLING; RESERVE

2.1Assignment and Sale.

2.1.1Financial Institution hereby agrees to evaluate for purchase from Business and Business hereby irrevocably agrees to offer to assign and sell to Financial Institution, as absolute owner, Business’ entire interest in that portion of its currently outstanding Accounts as are detailed in the attached Exhibit A to this Agreement. In addition, Business will offer for sale all of its hereafter created future Accounts, evidenced by Invoices that Business will simultaneously deliver to Financial Institution in support of such future Accounts.

2.1.2Business acknowledges that its currently outstanding Accounts listed on Exhibit A are not now, nor have they ever been declared to be, in default.

2.1.3Business and Financial Institution each acknowledge and agree that in connection with each Account offered to Financial Institution for sale that: (a) Business will submit to Financial Institution for Financial Institution’s determination as to the eligibility of the Accounts, all Invoices evidencing the terms underlying each Account; (b) the transactions contemplated by this Agreement are account purchase transactions; (c) the Accounts shall at all times be purchased by Financial Institution from Business at a discount in accordance with the Service Charge; (d) the purchase and sale of the Accounts shall vest absolute right, title and ownership of such Purchased Accounts together with all benefits of ownership, including to the right to verify any desired information in connection with Purchased Accounts with Customers; and (e) Business has no right and may not seek to require Financial Institution to authorize Business to reacquire, redeem, or otherwise re-vest title to any Purchased Accounts or any proceeds thereof. In connection with the sale and assignment of Purchased Accounts, Financial Institution shall become subrogated to all of Business’ rights as an unpaid vendor, lienholder, all of its related rights of stoppage in transit, replevin and reclamation, and rights against third parties (all of which will constitute part of the Purchased Accounts) and Business agrees to cooperate with Financial Institution in its exercise of these rights.

2.1.4The total outstanding Face Amount of Purchased Accounts by Financial Institution will never exceed $9,000,000.00, unless agreed to by Financial Institution which decision will be in Financial Institution’s Business Judgment.

2.1.5Business agrees to execute and deliver such further instruments, documents and endorsements to or for the benefit of Financial Institution as may be necessary to accomplish the sale and purchase described herein and to carry out the purposes of this Agreement.

2.2Purchase Price. The Purchase Price payable for Purchased Accounts will be equal to the Net Amount and payment of the Purchase Price, less the Reserve, shall be paid to Business on or before the next banking day after delivery of the Invoices evidencing the Accounts offered to Financial Institution, unless in Financial Institution’s Business Judgment it requires additional time for evaluation.

2.3Documentation.

2.3.1In respect to all Accounts offered for sale, Business will provide Financial Institution with Credit Applications, Customer Agreements, Invoices, payment information and, if applicable, Credit Memos related to all sales of goods and rendition of services, and such other documents and proof of delivery of goods or rendering of services as Financial Institution may reasonably require. As to the currently outstanding Accounts described on Exhibit A that become Purchased Accounts, payment of the Purchase Price by Financial Institution will be conclusive evidence of their assignment and sale to Financial Institution.

2.4Billing.

2.4.1Financial Institution will have authority, unless otherwise agreed to in writing by the parties, to send periodic statements (e.g. monthly) to all Customers itemizing their activity regarding all Accounts during the preceding billing period. All Customers will be instructed by Business (or Financial Institution on behalf of Business) to make payments to, at the sole discretion of Financial Institution, a post office box or electronic lockbox

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controlled exclusively by Financial Institution or through Automatic Clearing House (“ACH”) credit entries. If Financial Institution so requires, any Invoices that Business may later create and issue in connection with a Purchased Account shall clearly indicate that each Purchased Account has been assigned, sold, and is payable exclusively to Financial Institution.

2.4.2All payments received from or for the account of a Customer will be applied to the Obligations of that Customer and payment will be deemed made upon receipt by Financial Institution.

2.4.3All variations, modifications or extensions of indebtedness on Purchased Accounts under this Agreement may only be negotiated and/or authorized by Financial Institution.

2.4.4Nothing in this Agreement authorizes Business nor may Business seek to collect Purchased Accounts sold to Financial Institution. If Business receives payment on any Purchased Account (or any Accounts upon an Event of Default), it will receive those payments in trust for Financial Institution and will remit such payments, if made by Negotiable Instrument, in kind, to Financial Institution; or, if made electronically, will remit an amount equal to the amount of all funds received, both of which shall be completed by no later than the next business day.

2.5Reserve. Financial Institution will be entitled to create and maintain from the Purchase Price payments payable to Business, a Reserve in an amount which Financial Institution may adjust from time to time in its Business Judgment, to provide security for Business’ Repurchase Obligations as described in section 3 below. The Reserve will be held in a separate interest-bearing account for the benefit of the Financial Institution. The Reserve will be maintained in this account which, if not necessary for use by Financial Institution, will be available to Business upon a Complete Termination of this Agreement.

2.5.1The amount of the Reserve in connection with the currently outstanding Accounts will be calculated to equal the sum of a., b., c., and d. below:

a.10% of the Face Amount of all Purchased Accounts initially purchased by Financial Institution that are less than 60 days from invoice date or less than 30 days past due;
b.25% of the Face Amount of all Purchased Accounts initially purchased by Financial Institution that are between 61 and 90 days from invoice date or between 31 and 60 days past due;
c.50% of the Face Amount of all Purchased Accounts initially purchased by Financial Institution that are between 91 and 120 days from invoice date or between 61 and 90 days past due;
d.if Financial Institution elects to purchase such Accounts, 100% of the Face Amount of all Purchased Accounts initially purchased by Financial Institution that are greater than 120 days from invoice date or greater than 90 days past due.

2.5.2Thereafter, and subject to Financial Institution’s right to adjust the Reserve in its Business Judgment, Financial Institution will establish as a Reserve in the Reserve Account 10% of the Face Amount of all new Purchased Accounts subsequent to its initial purchase of the Purchased Accounts. Financial Institution may require the minimum amount of Reserve, after deduction for required repurchases, to be equal to the sum of e., f., and g. below:

e.10% of the Face Amount of all outstanding Purchased Accounts that are less than 60 days from invoice date or less than 30 days past due;
f.25% of the Face Amount of all outstanding Purchased Accounts that are between 61 and 90 days from invoice date or between 31 and 60 days past due;
g.50% of the Face Amount of all outstanding Purchased Accounts that are between 91 and 120 days from invoice date or between 61 and 90 days past due.

2.6Exposed Payments. Upon termination of this Agreement, Business shall pay to Financial Institution (or Financial Institution may retain or hold in the Reserve Account) the amount of all Exposed Payments. Financial Institution may charge the Reserve Account with the amount of any Exposed Payments that Financial Institution may become obligated to pay to a bankruptcy estate of a Customer that made the Exposed Payment to Financial Institution, on account of a claim asserted under Section 547 of Bankruptcy Code. Financial Institution shall

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pay to Business from time to time that balance of the Reserve Account for which a claim under Section 547 of Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with bankruptcy estate of the Customer or otherwise. Business shall indemnify Financial Institution from any loss arising out of the assertion of any Avoidance Claim and shall pay to Financial Institution on demand the amount thereof. Business shall notify Financial Institution within two business days of it becoming aware of the assertion of an Exposed Payment. This provision shall survive termination of this Agreement.

2.7Account Stated.

2.7.1Financial Institution, in its Business Judgment, may either provide Business with information on the Purchased Accounts and a monthly reconciliation of the relationship relating to billing, collection and account maintenance such as aging, posting, error resolution and mailing of statements or may instead make such information available electronically through an internet website. Either of the foregoing shall be in a format and in such detail as Financial Institution deems appropriate.

2.7.2Financial Institution’s books and records or all electronically stored information shall be admissible in evidence without objection as prima facie evidence of the status of the Purchased Accounts, non- purchased Accounts and Reserve Account between Financial Institution and Business. Each statement, report, or accounting rendered or issued by Financial Institution to Business and all electronically stored information shall be deemed conclusively accurate and binding on Business unless within fifteen (15) days after the date of issuance or, in the case of electronically stored information, the first of each month, Business notifies Financial Institution to the contrary by registered or certified mail, setting forth with specificity the reasons why Business believes such statement, report, or accounting or electronically stored information is inaccurate, as well as what Business believes to be correct. Business’ failure to receive any monthly statement or access the electronically stored information shall not relieve it of the responsibility to request such information and Business’ failure to do so shall nonetheless bind Business to whatever Financial Institution’s records or electronically stored information report.

SECTION 3: REPURCHASE OF PURCHASED ACCOUNTS

3.1Required Repurchase. With respect to any Purchased Accounts initially purchased by Financial Institution, Financial Institution may require Business to repurchase all or any portion of such Purchased Accounts owed by any particular Customer if any minimum payment due on one or more of such Purchased Accounts remains unpaid following 120 days after its (circle one) invoice date / due date. With respect to any Purchased Accounts purchased after Financial Institution’s initial purchase, Financial Institution may require Business to repurchase all or any portion of such Purchased Accounts owed by any particular Customer if any minimum payment due on one or more of such Purchased Accounts remains unpaid following 120 days after its (circle one) invoice date / due date. For purposes of this Agreement, the aging status of Purchased Accounts purchased from Business, as shown on the aging report of Purchased Accounts produced or generated by Financial Institution, will be deemed conclusive (absent manifest error) in determining which Purchased Accounts Financial Institution may require Business to repurchase. Regardless of when purchased, Financial Institution may require Business to repurchase all or any portion of such Purchased Accounts from any particular Customer if such Customer is bankrupt or insolvent, or if any Dispute arises with a Customer regarding such Purchased Accounts. Financial Institution may require Business to repurchase any or all outstanding Purchased Accounts (a) upon a Default, as defined in Section 9, or (b) upon the termination of this Agreement. Any decision by Financial Institution to require repurchase of less than the maximum amount permitted by this Agreement will not be deemed a waiver of Financial Institution’s rights to require such repurchase to the maximum extent permitted in this Agreement.

3.2Effecting Repurchase. Should Financial Institution require repurchase of one or more Purchased Accounts, Business will be liable to Financial Institution for payment of the Repurchase Obligation with respect to such Purchased Accounts. Upon an event of Default or termination under this Agreement, the Repurchase Obligation will also include the amount of all indemnities and other Obligations of Business arising under this Agreement. Without notice to or demand on Business, Financial Institution may debit the amount of such Repurchase Obligation (and any amount necessary to bring the Reserve to a level as may be required by Financial Institution in its Business Judgment) against Business’ Reserve Account, or any deposit account of Business maintained with Financial

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Institution. Business agrees to and irrevocably waives any right to withdraw Financial Institution’s authority, block or otherwise seek to preclude or interfere with the debit authority provided herein until section 11.3 is fully satisfied. In the event any deposit account contains insufficient funds for Financial Institution’s debit, or Financial Institution elects not to make such debit, Business agrees to pay any such deficiency or shortfalls on demand. Financial Institution will have no duty to bill or collect any Repurchased Accounts although such accounts shall continue to serve as Financial Institution’s Collateral.

SECTION 4: SECURITY INTEREST.

4.1In order to secure Business’ performance of all Obligations under this Agreement and any other agreement that may now or hereafter be entered into between Business and Financial Institution, Business grants to Financial Institution a continuing first priority ownership interest in the Purchased Accounts and first priority security interest in the Collateral. The priority rights granted by this section are designed to provide Financial Institution with sole rights of enforcement insofar as the collection of all Accounts.

4.2Notwithstanding the creation of this security interest, it is the express intention of the parties that their relationship shall be that of seller and purchaser of Purchased Accounts and once acquired by Financial Institution, Business shall no longer have any rights or title to any Purchased Account pursuant to § 9-318(a) of the UCC.

4.3Business agrees to execute such additional documents and take such further action as Financial Institution may deem necessary or desirable in order to perfect the security interest granted herein and otherwise to effectuate the purposes of the Agreement. In the event that Financial Institution requires additional security for Business’ Obligations under this Agreement, and Business or other party executes additional security agreements, pledge agreements, guaranties and documents of similar significance (collectively, the “Additional Security Documents”), terms used therein such as, but not limited to, “loans,” “indebtedness,” and “obligations,” will be deemed to include the Repurchase Obligations. Despite the provisions of the Additional Security Documents, the Repurchase Obligations secured by those documents will not constitute a loan.

4.4Financial Institution is authorized to have filed any initial financing statements and amendments thereto that: indicate the Collateral as “all assets” of Business or words of similar effect, regardless of whether any particular asset comprising the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail; contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including: (i) whether Business is an organization, the type of organization, and any organization identification number issued to Financial Institution and,
(ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and (iii) containing a notification that Business has granted a negative pledge to Financial Institution and that any subsequent lienor may be tortiously interfering with Financial Institution’s right and advise third parties that any notification to any of Business’ Account Debtors will interfere with Financial Institution’s collection rights.

SECTION 5: REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1Representations and Warranties. Business represents and warrants to Financial Institution that:
(a) it is fully authorized to enter into and perform under this Agreement, and that this Agreement constitutes its legal, valid and binding obligation; (b) Business is solvent and in good standing in the State of its organization; (c) it is not the present intent of Business to seek protection under any chapter of Title 11 of the United States Financial Bankruptcy Code or under any state insolvency laws or any statutory Assignment for the Benefit of Creditor laws;
(d) its Accounts are currently and were at the time of their creation, bona fide and existing Obligations of Customers of Business arising out of its sales of goods or performance of services to independent and not affiliated Customers, free and clear of all security interests, liens, and claims whatsoever of third parties; (e) the documentation under which the Accounts are payable authorize the charge and collection of interest at the rate provided in such documentation;
(f) all Accounts and all documents and practices related to them comply with all applicable federal and state laws; (g) the Accounts will be paid by Customers prior to the date of required repurchase or will be repurchased by Business

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pursuant to Sections 3.1 and 3.2; (h) the Collateral in which a security interest is granted in Section 4.1 or in any Additional Security Documents is not subject to any other security interest, lien or encumbrance whatsoever (except in favor of Financial Institution), and Business will not permit such Collateral to become so encumbered without Financial Institution’s prior written consent, which consent may be withheld in its Business Judgment; (i) Business’ inventory is not subject to any security interest, lien or encumbrance whatsoever and Business will not permit its inventory to become so encumbered without Financial Institution’s prior written consent.

5.2Covenants.

5.2.1Business covenants that: (i) it will allow Financial Institution to review and inspect during reasonable business hours, and Business will supply all financial information, financial records, and documentation on Business, any guarantors, or any Customer, that Financial Institution may request; (ii) with respect to each Purchased Account as it arises: (a) Business will have made delivery of the goods and/or will have rendered the services represented by the Invoice, and the goods and/or services will have been accepted; (b) Business will have preserved and will continue to preserve any liens and any rights to liens available by virtue of the sales and/or services;
(c) the Customer will not be an affiliate of Business (e.g., parent, subsidiary, etc.); (d) Financial Institution’s copy of the Invoice will be genuine and will comply with this Agreement; (e) Business will have no knowledge of any Dispute that may impair the validity of the transaction or the Customer’s Obligation to pay Purchased Accounts in accordance with the terms; (f) Business will have the right to render the services and/or to sell the goods creating the Purchased Accounts, and will do so in compliance with all applicable laws; (g) Business will have paid or provided for the payment of all taxes arising from the transaction in respect to all Purchased Accounts; (h) the Purchased Accounts will not be subject to any deduction, offset, defense, or counterclaim; and (i) Business will notify Financial Institution immediately of any upgrades and/or changes to its accounting software; (iii) the transactions described in Section 2.1 are account purchase transactions, and Business will reflect such transactions in its accounting books and records as absolute sales of Purchased Accounts to Financial Institution; Business will reimburse and indemnify Financial Institution for all loss, damage and expenses, including reasonable attorneys’ fees, incurred in defending such transactions as absolute sales of Purchased Accounts, or as a result of the recharacterization of such transactions; and
(iv) in the event of the commencement of any case under any bankruptcy or insolvency laws by or against Business, Business will not oppose or object and will consent to any motion by Financial Institution seeking relief from the automatic stay provisions of such laws with respect to the Reserve or the Reserve Account, or to any motion by Financial Institution with respect to any Purchased Account or the Collateral.

5.2.2Business shall not, without the prior written consent of Financial Institution in each instance: (a) grant any extension of time for payment of any Purchased Accounts, (b) compromise or settle any Purchased Accounts for less than the full amount thereof, (c) release in whole or in part any Customer, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Purchased Account.

5.2.3From time to time as requested by Financial Institution, at the sole expense of Business, Financial Institution or any designees shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Business’ books and records, and Business shall permit Financial Institution to make copies of such books and records or extracts therefrom as Financial Institution may request. Without expense to Financial Institution, Financial Institution may use any of Business’ business premises, personnel and equipment, including computer equipment, programs, printed output and computer readable media, supplies for the collection of Accounts and realization on other Collateral as Financial Institution deems appropriate in its Business Judgment. Business hereby irrevocably authorizes all accountants and third parties, upon written or verbal request, to promptly disclose and deliver to Financial Institution at Business’ expense all financial information, books and records, work papers, management reports and other information in their possession relating to Business.

5.2.4Before sending any Invoice to a Customer, Business shall mark same with a notice of assignment in compliance with 9-406 of the UCC in the form and manner as may be required by Financial Institution in the event Financial Institution deems it advisable for Business to do so, Financial Institution deems itself insecure or Business commits any Event of Default.

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5.2.5Business shall cause to be paid when due all payroll and other taxes, and shall provide proof thereof to Financial Institution in such form as Financial Institution shall reasonably require. Business hereby irrevocably authorizes and will direct each of its bookkeeping staff as well as any outside accounting firm, in whatever form is requested by Financial Institution, to openly communicate with Financial Institution with regard to all bookkeeping functions and accounting aspects of Business’ business and each shall have a continuing duty to fully and accurately report to Financial Institution information pertaining to any and all bookkeeping, accounting and payroll functions and reporting.

SECTION 6: FORMS AND PROCEDURES; RESPONSIBILITY FOR USE

6.1Forms and Procedures. Business will use only forms, agreements, and advertising materials supplied to or approved by Financial Institution in connection with the Purchased Accounts, and will follow all procedures that are satisfactory to Financial Institution in connection with the use of such forms, agreements, and advertising materials. Financial Institution does not desire to manage or operate Business but to insure that Business is properly representing the billing terms to its Customers.

6.2Responsibility for Use. Business shall provide to Financial Institution all information used to create the form of Credit Application and Customer Agreement and other documentation. Business is solely responsible for the adequacy, completeness, delivery and accuracy of the raw data relating to the Purchased Accounts, its preparation in the form required by Financial Institution, and its transmission to Financial Institution. Business understands that these documents should be reviewed by Business’ counsel, as Financial Institution makes no representation or warranty as to their enforceability in Business’ state or their compliance with applicable federal and state laws. Financial Institution and Business agree that Financial Institution is the owner of all Accounts purchased by Financial Institution, and that all activities of Financial Institution in connection with the purchase of Accounts, receipt of payments for the Purchased Accounts, generation of information, and processing of data, is for the account of Financial Institution’s own affairs, and that the information generated in connection with those activities is the property of Financial Institution. Financial Institution shall at no time perform as a collection agency under this Agreement.

SECTION 7: POWER OF ATTORNEY

7.1Business appoints Financial Institution as its attorney-in-fact for all appropriate purposes under this Agreement including: to receive, open, and dispose of all mail addressed to Business relating to Accounts; to endorse Business’ name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Accounts that may come into Financial Institution’s possession, and to deposit or otherwise handle the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Purchased Account owned by Financial Institution remains unpaid or any Obligation remains outstanding.

7.2As permitted by applicable state law, if the Repurchase Obligation is not paid in full after demand, Business authorizes any attorney to appear for Business in any court of record in the United States, and to confess judgment for such amount as may appear to be unpaid, together with any allowable fees for collection of the judgment.

SECTION 8: APPLICABLE LAW

This Agreement will be governed by, construed and enforced according to the laws of the State of Oklahoma.

SECTION 9: DEFAULT

9.1Events of Default. The following events will constitute a default (an “Event of Default”) under the terms of this Agreement: (a) Business fails, on demand, to pay any Repurchase Obligations or any other monetary Obligation under this Agreement, or Business fails to perform any non-monetary duty Business owes to Financial Institution under this Agreement, or the Business fails to pay any indebtedness of the Business owed to the Financial Institution according to its terms; (b) Business breaches the representations set forth in Section 5.1(d) or fails to turn over payments on Purchased Accounts to Financial Institution, as set out in Section 2.4.4; (c) except for the Obligations described in Sections 9.1(a), and 9.1(b) hereof, Business fails to perform any Obligation, covenant or liability in

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connection with this Agreement within ten (10) days after the date that written notice is given to Business; (d) any warranty, representation or statement whenever made by Business in connection with this Agreement proves to be false in any material respect when made, or Business fails to disclose to Financial Institution that any such warranty, representation or statement has become false in any material respect; (e) dissolution or termination of Business if Business is a corporation, partnership, or other entity, or if Business is an individual, the death or incompetency of such individual; (f) without prior written consent by Financial Institution, a transfer occurs of more than 25% of the equity ownership or assets of Business, whether Business is a corporation, partnership or other entity; (g) Business’ insolvency; (h) the institution of any Assignment for the Benefit Creditors, the appointment of a receiver or trustee for its assets, the commencement of any proceeding under any bankruptcy or insolvency laws by or against Business, or any proceeding for the dissolution or liquidation, settlement of claims against or winding up of its affairs; (i) the attempted termination or withdrawal of any guaranty executed by any person in respect to Business’ Obligations; (j) Business fails to pay when due any tax imposed on it, or any tax lien is filed against Business or any of its assets; (k) any judgment against Business remains unpaid, or has not been stayed on appeal, discharged, bonded or dismissed, for a period of 30 days; (l) Business discontinues its business as a going concern; or (m) Financial Institution, in good faith, believes the prospect of Business’ payment or performance of its Obligations have been impaired.

9.2Effect of Default. Upon the occurrence of any Event of Default, Business irrevocably authorizes Financial Institution at Business’ expense, to exercise at any time any one or more of the following powers until all of the Obligations have been paid in full:

9.2.1Receive, take, endorse, assign, deliver, accept and deposit, in the name of Financial Institution or Business, any and all proceeds of any Collateral securing the Obligations or the proceeds thereof;

9.2.2Take or bring, in the name of Financial Institution or Business, all steps, actions, suits or proceedings deemed by Financial Institution necessary or desirable to effect collection of or other realization upon Financial Institution’s Accounts;

9.2.3Pay any sums necessary to discharge any lien or encumbrance which may become senior to Financial Institution’s security interest in any Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums a late charge shall accrue and shall be due and payable;

9.2.4Communicate directly with Business’ Customers to, among other things, verify the amount and validity of any Account created by Business;

9.2.5In order to satisfy any of the Obligations, Business authorizes Financial Institution to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Business.
9.2.6Change the address for delivery of mail to Business and to receive and open mail addressed to Business;
9.2.7Notify any Customer obligated with respect to any Account, that the underlying Account has been assigned to Financial Institution by Business and that payment thereof is to be made to the order of and directly and solely to Financial Institution;
9.2.8Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any Customer (including filing of any public record releasing any lien granted to Business by such account debtor), without affecting any of the Obligations.
9.2.9Financial Institution shall be entitled to any form of equitable relief that may be appropriate without having to establish any inadequate remedy at law or other grounds other than to establish that its Collateral is subject to being improperly used, moved, dissipated or withheld from Financial Institution. Financial Institution shall be entitled to freeze, debit and/or effect a set-off against any fund or account Business may maintain with any Financial Institution and so notify such financial institution without regard to any draft that may have been issued and have not cleared. In the event as a result of an Event of Default, Financial Institution deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, Business waives any requirement that Financial Institution post or otherwise obtain or procure any bond. Alternatively, in the event Financial Institution, in its sole and exclusive discretion, desires to procure and post a bond, Financial Institution may procure and file with

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the court a bond in an amount up to and not greater than $10,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon Financial Institution’s posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Business also waives any right it may be entitled to, including an award of attorney’s fees or costs, in the event any equitable relief sought by and awarded to Financial Institution is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at either the contract rate or such higher rate as may be allowed by law.
9.2.10All of Business’ rights of access to any online, internet services that Financial Institution makes available to Business, shall be provisional pending Business’ curing of all such Events of Default. During such period of time, Financial Institution may limit or terminate Business’ access to Financial Institution’s online services. Business acknowledges that the information Financial Institution makes available to Business constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account that is referenced in
§ 9-210 of the UCC.

9.2.11The Parties acknowledge that it shall be presumed commercially reasonable and Financial Institution shall have no duty to undertake to collect any Account or Purchased Account including those in which Financial Institution receives information from an Account Debtor that a Dispute exists. Furthermore, in the event Financial Institution undertakes to collect from or enforce an Obligation of an Account Debtor or other person obligated on Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Financial Institution may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Business may, under any circumstances, seek to hold Financial Institution responsible for taking any uncommercially reasonable action, Business shall be required to first notify Financial Institution, in writing, of all reasons why Business believes Financial Institution has acted in any uncommercially reasonable manner and advise Financial Institution of the action that Business believes Financial Institution should take.

SECTION 10: NON-LIABILITY OF FINANCIAL INSTITUTION; RELEASE; INDEMNITY; WAIVER

10.1 Except for a breach by Financial Institution of this Agreement, Business releases, discharges, and acquits Financial Institution, its officers, directors, employees, participants, agents, successors and assigns from any and all claims, demands, losses, and liability of any nature which Business ever had, now or later can, will or may have in connection with, or arising out of, the transactions described in this Agreement and the documentation thereof. Financial Institution will not be liable for any indirect, special or consequential damages, such as loss of anticipated revenues or other economic loss in connection with, or arising out of, any default in performance or other matter arising under this Agreement. Nor will Financial Institution be liable for any errors of judgment or mistake of fact when acting as Business’ attorney-in-fact, pursuant to Section 6, or liable for delay in the performance of Financial Institution’s duties caused by strike, lawsuit, riot, civil disturbance, fire, shortage of supplies or materials, or any other cause reasonably beyond Financial Institution’s control. Business indemnifies and holds Financial Institution, its officers, directors, employees, participants, agents, successors and assigns harmless from (and will pay all reasonable attorneys’ fees with respect to) any loss or claim involving breach of warranty or representation by Business, any claim or liability sustained by virtue of acting in reliance upon data or information furnished by Business to Financial Institution, and any loss or claim by any Customer relating to goods and/or services (or the manner or type of their sale or provision) giving rise to Accounts purchased by Financial Institution hereunder. IF ANY FORM OF LITIGATION IS INSTITUTED BY BUSINESS AGAINST FINANCIAL INSTITUTION FOR VIOLATION OF THIS AGREEMENT, OR ANY WRONGFUL CONDUCT ASSOCIATED WITH THIS AGREEMENT, BUSINESS HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL. BUSINESS FURTHER AGREES THAT ITS DAMAGES WILL BE LIMITED, IN ANY CASE, TO THE AMOUNT OF THE SERVICE CHARGE PAID BY BUSINESS TO FINANCIAL INSTITUTION DURING THE PRECEDING TWELVE (12) MONTH PERIOD.

SECTION 11: EFFECTIVE DATE; TERMINATION; BINDING EFFECT

11.1This Agreement will be effective when accepted by Financial Institution, and will continue in full force and effect until the earlier of: (a) one year after the effective date of this Agreement, or (b) sixty (60) days after written notice of termination has been given by one party to the other (in each case subject to immediate termination upon a Default); and the term of this Agreement will automatically be extended for periods of one year each following

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its otherwise scheduled termination, subject to Section 9.2 above, and to the parties’ rights to terminate this Agreement under clause (b) of this Section 11.1.

11.2Upon termination of this Agreement, Business will pay all of its Obligations to Financial Institution, and in any event, Business will remain liable to Financial Institution for any deficiency remaining after liquidation of any Collateral. Financial Institution may withhold any payment to Business unless supplied with an indemnity satisfactory to Financial Institution. This Agreement will bind Business and Business’ heirs, executors, successors and assigns and will inure to the benefit of Financial Institution and Financial Institution’s successors and assigns. Business agrees that Financial Institution may assign this Agreement or delegate its duties under this Agreement, but that Business may not do so without Financial Institution’s prior written approval.

11.3In recognition of Financial Institution’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Business, Financial Institution shall not be required to record any terminations or satisfaction of Financial Institution’s security interest in the Collateral or its ownership interest in the Purchased Accounts unless and until Complete Termination has occurred. Business understands that this provision constitutes a waiver of its rights under § 9-513 of the UCC.

SECTION 12: ATTORNEY’S FEES; PAST-DUE OBLIGATIONS; WAIVER; SEVERABILITY; HEADINGS; ENTIRE AND CONTROLLING AGREEMENT; NOTICES; COUNTERPARTS; SAVINGS AND MISCELLANEOUS PROVISIONS

12.1Business will pay all reasonable expenses incurred by Financial Institution in connection with the execution of this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements and record searches. All past-due Obligations of Business arising under this Agreement will bear interest at the maximum nonusurious rate permitted under applicable state or federal law. Business hereby waives grace, demand (other than demand pursuant to Section 3.2 hereof), presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and notice of protest, and bringing of suit against Business. Upon liquidation of any Collateral, settlement or prosecution of a dispute with any Customer, or enforcement of any Obligations of Business under this Agreement, Business will pay to Financial Institution, and Financial Institution may charge to Business’ account, all costs and expenses incurred, including reasonable attorneys’ fees, and such costs, expenses and fees will constitute part of Business’ Obligations. No delay or failure on Financial Institution’s part in exercising any right, privilege, or option will operate as a waiver of such, or of any other right, privilege, or option, and no waiver, amendment or modification of any provision of this Agreement will be valid unless in writing signed by Financial Institution, and then only to the extent stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions will not be affected. The section headings are for convenience only, and will not define or limit the scope, extent, meaning or intent of this Agreement. This Agreement embodies Business’ entire agreement as to its affiliation with Financial Institution’s BusinessManager program, although Business anticipates that Financial Institution will subsequently outline certain depository and other Financial Institution procedures. In the event of any inconsistency between this Agreement and any other agreement signed by Business and Financial Institution in connection with this Agreement, including but not limited to, any Additional Security Documents, the terms and provisions of this Agreement will control, and the terms and provisions of any such other document will be ineffective to the extent of any such inconsistency. Any notice, request or demand to be given will be deemed given when deposited with a delivery service addressed to, or sent by registered or certified mail to, the address of the recipient listed at the beginning of this Agreement or to subsequent addresses which have been properly noticed to the other party. This Agreement may be executed in multiple counterparts, which when taken together, will constitute one and the same Agreement.

12.2The parties acknowledge that the transactions contemplated by this Agreement are account purchase transactions; however, if they should ever be recharacterized by any court, nothing contained in this Agreement or in any Additional Security Documents will be construed, or will operate in any event, so as to require Business to pay interest at a rate greater than the highest lawful rate of interest permitted by the laws then in force and governing this Agreement. In no event, whether by reason of acceleration of the maturity of the Obligations due or otherwise, will Service Charges contracted for, charged, received, paid or agreed to be paid to Financial Institution, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, Service Charges would otherwise be payable to Financial Institution in excess of the maximum lawful amount, the Service Charges will be

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reduced to the maximum amount permitted under applicable law, and if from any circumstance Financial Institution will have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess will be applied to the reduction of the principal amount of Obligations and not to the payment of Service Charges. If such excess interest exceeds the unpaid balance of the principal amount of Obligations, such excess will be refunded to Business. All Service Charges paid or agreed to be paid to Financial Institution, to the extent permitted by applicable law, will be amortized, prorated, allocated and spread throughout the full term of the Agreement until payment in full of all principal Obligations owing by Business, so that the Service Charges for such full term will not exceed the maximum amount permitted by applicable law.

12.3This Agreement shall be deemed to be one of financial accommodation and not assumable by Business as debtor or debtor-in-possession, or any trustee in any bankruptcy proceeding without Financial Institution’s express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Business.

12.4In the event Business’ principals, officers or directors, directly or indirectly, form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Business during the term of this Agreement, such newly formed entity shall be deemed to have expressly assumed the Obligations due Financial Institution by Business under this Agreement. Upon the formation of any such newly formed entity, Financial Institution shall be deemed to have been granted an irrevocable power of attorney with authority to execute, on behalf of the newly formed entity, one or more financing statements and have each filed with the appropriate secretary of state or UCC filing office. Financial Institution shall be held-harmless and be relieved of any liability statement or the resulting perfection of a security interest in any of the newly formed entity’s assets. In addition, Financial Institution shall have the right to notify the new formed entity’s account debtors of Financial Institution’s security interest rights, its right to collect all Accounts, and to notify any new factor or lender who has sought to procure a competing lien of Financial Institution’s rights in such newly formed entity’s assets.

12.5Business’ principal(s) acknowledge that the duty to accurately complete each form of Exhibit A transmitted to Financial Institution is critical to this Agreement and as such all Obligations with respect thereto are non-delegable. Each of Business’ principal(s) acknowledge that he/she shall remain fully responsible for the accuracy of each form of Exhibit A transmitted to Financial Institution regardless of who is delegated the responsibility to prepare and/or complete such Exhibit A.

12.6Business shall fully complete and execute, as taxpayer, prior to or immediately upon the execution of this Agreement, IRS Form 8821 supplied by the Department of the Treasury, Internal Revenue Service or such other forms as may be requested by Financial Institution, irrevocably authorizing Financial Institution to inspect or receive tax information relating to any type of tax, tax form, years or periods or otherwise desired by Financial Institution on an ongoing basis.

12.7Business will cooperate with Financial Institution in obtaining a control agreement in form and substance satisfactory to Financial Institution with respect to Collateral consisting of a Deposit Account, if such Deposit Account is maintained with any financial institution besides Financial Institution.

12.8As to any Account proceeds that do not represent payment of any Purchased Accounts and notwithstanding Financial Institution’s security interest therein, so long as Business has not committed an Event of Default, Financial Institution shall be deemed to have received such proceeds of Accounts as a pure pass-through for and on account of Business unless Financial Institution asserts any rights to such proceeds as is authorized by this Agreement.

12.9Any claim or cause of action that Business may have or seek to assert against Financial Institution, whether predicated on this Agreement or otherwise, shall neither constitute a defense nor serve as any basis to excuse non-performance of the Business’ duty to hold in trust and turn over all proceeds of Accounts to Financial Institution as provided in Section 2.4.4. Business’ duties and Obligations contained herein shall at all times be deemed independent covenants such that Business’ duty to honor the provisions of this Section may at no time be excused or otherwise adversely affected due to, inter alia, any breach that Business may assert against Financial Institution.

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12.10Any claim, dispute or controversy arising out of or relating to this Agreement must be brought in Business’ individual capacity and not as a plaintiff or class member in any purported class, collective, representative, multiple plaintiff, or similar proceeding (collectively, “Class Action”). Accordingly, Business expressly waives any right in respect to any such claim, dispute or controversy to initiate, join or maintain any Class Action in any form.

12.11In the event this Agreement is duly terminated in accordance with section 11, and for whatever reason, after such termination, any claim in connection with, related to or arising under this Agreement is asserted or made against Financial Institution by any person, including Business, Financial Institution shall be entitled to treat all protections afforded to Financial Institution under this Agreement as revived, including, but not limited to, the protections contained in sections 4, 8 and 12.1.
SECTION 13: ACKNOWLEDGMENT

THE UNDERSIGNED ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS A RELEASE OF CLAIMS AND WAIVERS OF CERTAIN RIGHTS, AND THAT THIS AGREEMENT HAS BEEN FULLY UNDERSTOOD PRIOR TO EXECUTION. BUSINESS FURTHER REPRESENTS AND WARRANTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH ITS OWN LEGAL COUNSEL REGARDING THIS AGREEMENT AND ITS FULL LEGAL EFFECT, AND THAT IT IS NOT RELYING UPON ANY ORAL REPRESENTATIONS ON THE PART OF FINANCIAL INSTITUTION, ITS EMPLOYEES OR AGENTS IN ENTERING INTO THIS AGREEMENT.

SECTION 14: GENERAL RELEASE

Business agrees that pursuant to section 11.3, the following release language shall be effective upon the termination of this Agreement and Financial Institution shall have the right, but not the obligation, to require Business to reaffirm and acknowledge the effectiveness of this release at the time of termination pursuant to section 11:

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively “Releasor”) hereby forever releases, discharges and acquits Vast Bank N.A. (“Releasee”), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to this Business Manager Agreement with Businesses and Professionals.

Releasor agrees that the matters released herein are not limited to matters which are known or disclosed, and the Releasor waives any and all rights and benefits which it now has, or in the future may have.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

SECTION 15: SPECIAL STIPULATIONS

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ACCEPTANCE:

This Agreement is accepted this     day of March, 2022.

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BUSINESS:

_Nave Communications Company

FINANCIAL INSTITUTION:

    Vast Bank N.A.

By:     Name: Joseph E Hart     Title: President

By:         Name: Lauren Smith     Title: Vice President

This BusinessManager® Agreement with Businesses and Professionals has been prepared by the law firm of Ullman & Ullman, P.A. located at 150 East Palmetto Park Road, Boca Raton, Fl. and if you have any questions you may contact either Michael W. Ullman or Jared A. Ullman at 561-338-3535.
2015 Jack Henry & Associates, Inc. All Rights Reserved. BusinessManager® is a registered trademark of Jack Henry & Associates, Inc. 06/2015